UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2005
CORILLIAN CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 0-29291

Oregon (State or other jurisdiction of incorporation or organization)	91-1795219 (I.R.S. Employer Identification No.)

3400 NW John Olsen Place Hillsboro, Oregon (Address of principal executive offices)	97124 (Zip Code)
Registrant’s telephone number, including area code: (503) 629-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 5, 2005, Corillian Corporation, an Oregon corporation (“Corillian”), and its newly formed wholly-owned subsidiaries, Quantum Acquisition Corporation, a New York corporation, and Quarry Acquisition LLC, an Oregon limited liability company, entered into an Agreement and Plan of Reorganization (the “Agreement”) with qbt Systems Inc., a privately-held New York corporation (“qbt”), and certain shareholders of qbt. Pursuant to the Agreement, on August 8, 2005, qbt was merged into Quantum and effectively became a wholly-owned subsidiary of Corillian. On August 9, 2005, the surviving entity will be merged into Quarry, effectively making qbt an Oregon limited liability company wholly-owned by Corillian.
     In consideration of the Acquisition, the Agreement provides for the payment of 649,785 unregistered shares of Corillian’s common stock and $3.2 million in cash to the shareholders of qbt, for an aggregate purchase price of $5.3 million.
     Corillian and qbt made customary representations, warranties and covenants in the Agreement, and qbt’s shareholders have agreed to certain indemnification and non-competition obligations customary for a transaction of this type.
     On August 9, 2005, Corillian issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
     The foregoing description of the Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     The representations and warranties of qbt contained in the Agreement are qualified by information in confidential disclosure schedules delivered by qbt to Corillian in connection with signing the Agreement, which modify and create exceptions to the representations and warranties in the Agreement. The representations and warranties of Corillian and qbt contained in the merger agreement speak only as of its date. Therefore, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement. These representations and warranties are solely intended to allocate risk between the parties. Accordingly, the representations and warranties contained in the Agreement should not be taken as assertions of facts by either Corillian or qbt and should not be relied upon.
Item 2.01. Completion of Acquisition or Disposition of Assets
     Reference is made to Item 1.01 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibits	Description

2.1	Agreement and Plan of Merger, dated August 5, 2005, by and among Corillian Corporation, qbt Systems Inc., Quantum Acquisition Corporation, Quarry Acquisition LLC and the Shareholders of qbt Systems Inc.

99.1	Press Release issued by Corillian Corporation, dated August 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 9, 2005

CORILLIAN CORPORATION
By:	/s/ PAUL K. WILDE
Paul K. Wilde
Chief Financial Officer

CORILLIAN CORPORATION
FORM 8-K
INDEX TO EXHIBITS

Exhibit	Description

2.1	Agreement and Plan of Merger, dated August 5, 2005, by and among Corillian Corporation, qbt Systems Inc., Quantum Acquisition Corporation, Quarry Acquisition LLC and the Shareholders of qbt Systems Inc.

99.1	Press Release issued by Corillian Corporation, dated August 5, 2005.